UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Current Report

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 3, 2009

SecureCare Technologies, Inc.

(Exact name of registrant as specified in its charter)

NEVADA	0-29804	82-0255758

(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

1617 W. 6th Street, Suite C, Austin, Texas 78703

(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 447-3700

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.001 per share

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01   Changes in Registrants Certifying Accountant

a)   Engagement of PMB Helin Donovan

On July 3, 2009, based on management’s recommendation, the Board of Directors of the Company appointed PMB Helin Donovan as the new independent registered public accounting firm for the Company. The decision to appoint PMB Helin Donovan was approved by the Company’s Board of Directors. The Board of Directors of the Company does not have an audit or similar committee.

During the two most recent fiscal years ended December 31, 2008 and the subsequent interim periods through July 3, 2009, the Company has not consulted with PMB Helin Donovan regarding any of the following: (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that PMB Helin Donovan concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (2) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2009

SecureCare Technologies, Inc.

By:	/s/ NEIL BURLEY

Name:	Neil Burley
Title:	Chief Financial Officer and Principal Financial Officer and Interim Chief Executive Officer and Principal Executive Officer